UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 12, 2021 (November 9, 2021)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37656	47-4452789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 E 34th St. #249, New York, NY 10016

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on October 28, 2021, William Rast Licensing, LLC (“WR Seller”), a subsidiary of Sequential Brands Group, Inc. (“Sequential”) entered into an asset purchase agreement (the “William Rast Purchase Agreement”) with JJWHP, LLC (“WR Buyer”) pursuant to which WR Seller agreed to sell to WR Buyer the William Rast brand. JJWHP, LLC assigned its rights and obligations under the William Rast Purchase Agreement to WRWHP, LLC. Further, as previously disclosed, on October 28, 2021, Joe’s Holdings LLC, a subsidiary of Sequential entered into the Second Amended and Restated Asset Purchase Agreement (the “Second A&R APA”) with Centric Brands LLC (“Buyer”), pursuant to which Seller agreed to sell to Buyer the Joe’s Jeans brand. Centric assigned all of its rights and obligations under the Second A&R APA to JJWHP, LLC, which then assigned certain rights back to Centric. The Second A&R APA combined with the William Rast Purchase Agreement provides for the payment of a purchase price of an amount up to $48.5 million in cash and the assumption of certain liabilities. Both of these transactions closed on November 9, 2021.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Item 1.01 is incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: November 12, 2021	By:	/s/ Lorraine DiSanto
	Name:	Lorraine DiSanto
	Title:	Chief Financial Officer